EXHIBIT 5


                        FISCHBEIN BADILLO WAGNER HARDING






                                                 October 15, 1996


Linda's Diversified Holdings Inc.
11 Commerce Drive
Cranford, New Jersey  07016

           Re:        Linda's Diversified Holdings Inc.
                      Registration Statement on Form S-8
                      1995 Stock Option Plan
                      ----------------------------------

Dear Sirs:

     As counsel to Linda's Diversified Holdings Inc. (formerly Linda's Flame Roasted Chicken Incorporated), a Delaware corporation (the "Company"), we have been requested to render this opinion for filing as Exhibit 5 to the Company's Registration Statement on Form S-8 (the "Registration Statement"). Each term used herein that is defined in the Registration Statement and not otherwise defined herein, shall have the meaning specified in the Registration Statement.

     The Registration Statement covers 600,000 shares of Class A Common Stock, par value $.001 per share, which are issuable under the Company's 1995 Stock Option Plan ("1995 Plan") pursuant to the exercise of options ("Options") granted or to be granted thereunder.

     We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and other documents as we have deemed necessary or appropriate for the purpose of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

     Based on our examination mentioned above, and such other investigations as we have deemed necessary, we are of the opinion that the shares of Class A Common Stock which are issuable under the 1995 Plan, including upon the exercise of Options, will be, when issued and earned or paid for in the manner contemplated under the 1995 Plan, legally and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                              Very truly yours,



                                              Fischbein Badillo Wagner Harding